                                                                     Exhibit 4.4


                               AMENDMENT NO. 1 TO
                            WCG NOTE REMARKETING AND
                          REGISTRATION RIGHTS AGREEMENT


         AMENDMENT dated as of April 26, 2001 (this "Amendment") to the WCG NOTE REMARKETING AND REGISTRATION RIGHTS AGREEMENT, dated as of March 28, 2001 (the "Agreement"), among (i) THE WILLIAMS COMPANIES, INC., a Delaware corporation;
(ii) WILLIAMS COMMUNICATIONS GROUP, INC., a Delaware corporation; (iii) WILLIAMS COMMUNICATIONS, LLC, a Delaware limited liability company; (iv) WCG NOTE TRUST, a statutory business trust formed under the Trust Act; (v) UNITED STATES TRUST COMPANY OF NEW YORK, as Indenture Trustee and WCG Note Indenture Trustee; and
(vi) CREDIT SUISSE FIRST BOSTON CORPORATION.

                              W I T N E S S E T H :

         WHEREAS, the parties hereto desire to amend the Agreement to extend the period for preparing, filing and declaring effective a Shelf Registration Statement for an offering of the WCG Note;

         NOW, THEREFORE, the parties hereto agree as follows:

         SECTION 1. Defined Terms; References. Unless otherwise specifically defined herein, each capitalized term used herein which is defined in the Agreement has the meaning assigned to such term in the Agreement and capitalized terms used herein and not defined in the Agreement shall have the meanings assigned to them in Annex A to the Participation Agreement dated as of March 22, 2001 among Williams, the Issuer, the Co-Issuer, WCG, WCL, the Share Trust, United States Trust Company of New York and Wilmington Trust Company (each as defined therein).

         SECTION 2. Amendments. The definition of "WCG Failed Registration" in
Section 1 of the Agreement is hereby amended to read in its entirety as follows:

                  "WCG Failed Registration" means a failure by WCG to (i) file a Registration Statement no later than 60 days following the Closing Date or otherwise have an effective Registration Statement available in accordance with Section 3(a); (ii) use its reasonable best efforts to diligently pursue the registration of the WCG Note when so required by this Agreement; or (iii) use its reasonable best efforts to cause the Registration Statement to be declared effective no later than 90 days following the Closing Date.

         Subsections (a) and (b) of Section 3 of the Agreement are hereby amended to read in their entirety as follows:

                  (a) Unless an effective Registration Statement of WCG would permit the remarketing and/or sale of the WCG Note as contemplated by this Agreement, WCG shall prepare and file with the SEC, as soon as practicable (taking into account the legal requirements for registration at such time) but in any event no later than 60 days following the Closing Date, a Shelf Registration Statement for an offering of the WCG Note to be made by the Issuer and/or the Indenture Trustee on a continuous basis. Any Shelf Registration Statement shall be filed on Form S-3 or another appropriate form permitting registration of the offer and sale of the WCG Note by the Issuer and/or the Indenture Trustee for remarketing or sale in the manner designated herein. WCG shall undertake no offer or sale of securities under any such outstanding Shelf Registration Statement such that the WCG Note Remarketing Agents, the Issuer or the Indenture Trustee can no longer rely on such outstanding Shelf Registration Statement to remarket and/or sell the WCG Note.

                  (b) WCG shall use its reasonable best efforts to cause any Shelf Registration Statement to be declared effective under the Securities Act as soon as practicable (taking into account the legal requirements for registration at such time) but in any event no later than 90 days following the Closing Date and to keep any such Shelf Registration Statement continuously effective under the Securities Act during the WCG Effectiveness Period.

         SECTION 3. Effect of Amendment. In all other respects and except as amended herein, the Agreement shall remain unchanged and its provisions are hereby confirmed and ratified. All references to the Agreement shall be deemed to mean the Agreement as amended by this Amendment.

         Section 4. Counterparts. This Amendment may be executed in several counterparts, each of which shall be regarded as an original, and all of which shall constitute one and the same document.

         SECTION 5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.


                                         THE WILLIAMS COMPANIES, INC.



                                         By   /s/ James G. Ivey
                                              ---------------------------------
                                             Name:      James G. Ivey
                                             Title:     Treasurer


                                         WILLIAMS COMMUNICATIONS GROUP, INC.



                                         By  /s/ Howard S. Kalika
                                             -----------------------------------
                                             Name:      Howard S. Kalika
                                             Title:     Vice President


                                         WILLIAMS COMMUNICATIONS, LLC



                                         By  /s/ Howard S. Kalika
                                             -----------------------------------
                                             Name:      Howard S. Kalika
                                             Title:     Vice President

                                   WCG NOTE TRUST
                                   By: WILMINGTON TRUST COMPANY,
                                   not in its individual capacity but solely
                                   in its capacity as Issuer Trustee

                                   By   /s/  James A. Hanley
                                     ---------------------------------------
                                       Name: James A. Hanley
                                       Title: Financial Services Officer


                                    UNITED STATES TRUST COMPANY OF NEW YORK, not in its individual capacity, but solely as Indenture Trustee and WCG Note Indenture Trustee



                                   By   /s/ Louis P. Young
                                       ----------------------------------------
                                       Name:      Louis P. Young
                                       Title:     Vice President


                                   CREDIT SUISSE FIRST BOSTON CORPORATION



                                   By /s/ James Fields
                                      -----------------------------------------
                                       Name:      James Fields
                                       Title:     Managing Director